CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GoPro, Inc. of our report dated February 11, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of GoPro, Inc., which appears in this Registration Statement.
/s/ PricewaterhouseCoopers LLP

San Jose, California
February 11, 2022

1